EXHIBIT 4.4

                                     FORM OF

                            VIPER MOTORCYCLE COMPANY
                      SERIES A 16% CONVERTIBLE SECURED NOTE

Serial No. ___                                        Dated: ____________, 20___

Principal Amount: $______________



VIPER MOTORCYCLE COMPANY, a Minnesota corporation (hereinafter "Maker"), for value received, hereby promises to pay to the order of: _____________________, at the address designated below, or to any registered transferee (hereinafter "Note Holder"), the principal sum of $______________, on the earlier of (i) that date which is within 150 calendar days of the effective date of the Initial Public Offering (IPO) of Maker, or (ii) that date which is 18 months after the above-stated date of this Note, together with interest from the issuance date hereof until all principal is paid in full at the rate of Sixteen Percent (16%) per annum, in lawful money of the United States of America.

1. PART OF CLASS. This Note is one of an issue of Series A 16% Convertible Secured Notes authorized to be issued by Maker incident to a limited private placement being offered only to accredited investors pursuant to a maximum offering of $600,000.

2. PAYMENT OF INTEREST. Interest shall be paid quarterly during the term hereof, provided that such quarterly interest payments shall be made on March 31, 2004, June 30,2004, September 30, 2004, December 31,2004, March
       31, 2005, June 30, 2005, September 30,2005 provided that the term of this Note has not ended prior thereto due to conversion to common stock of Viper or to prior maturity hereof and payment of all principal due hereon. The first quarterly payment due March 31, 2004 shall also contain any accrued interest from 2003, if applicable.

3. ACCELERATION OF MATURITY. In the event of any bankruptcy, liquidation, dissolution or any other insolvency of Maker, then the Noteholder may declare the entire principal and any accrued interest due and payable immediately without further notice, demand or presentment.

4. SECURED STATUS OF NOTE. This Note is secured and collateralized, along with all other Notes in its class, by hereby assigning to Noteholders of such Notes a security interest in and to all of Maker's tangible and intangible assets including Maker's inventory of motorcycle components, Maker's development and production and office fixtures and equipment, and all Maker's proprietary motorcycle technology, whether presently owned or acquired in the future by Maker.

5. OBLIGATION OF MAKER. This Note shall constitute a binding obligation of the Maker until satisfied in full.

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SERIES A 16% CONVERTIBLE SECURED NOTE


6. INVESTMENT INTENT OF NOTEHOLDER. Noteholder hereby acknowledges and represents that Noteholder has acquired this Note for investment and without any present view toward resale, transfer or other disposition thereof, and that no transfer of this Note will be valid unless made in compliance with relevant securities laws restrictions.

7. COVENANTS OF MAKER. The Maker hereof agrees that for so long as this Note or any portion hereof is outstanding, the Maker will:

       i. Maintain and preserve its corporate existence and all rights, franchises, and other authority adequate for the effective conduct of its business; maintain its properties, equipment, facilities and intellectual property in good status, order and repair; and conduct its business in an orderly manner without voluntary interruption.

       ii. Maintain adequate insurance including public liability, property damage, fire and other hazards with responsible insurance carriers sufficient to protect all property and business operations of Maker.

       iii. Pay and discharge, prior to becoming delinquent, all taxes, assessments and governmental charges upon or against the Maker or its properties, except to the extent and so long as any of such liabilities are being contested by Maker in good faith.

       iv. Promptly notify Noteholder in writing of any event of default hereunder.

       v. Shall not make any loans or advances to any person or party unless in the ordinary course of business, and shall not incur any material mortgage, pledge, encumbrance or lien against any property of Maker unless for a valid business purpose.

       vi. Shall not sell, lease, assign or transfer any substantial part of its business or fixed assets or intellectual property unless consented to in writing by Noteholder.

8. CONVERSION RIGHTS. The principal of this Note shall be convertible into common stock of Maker anytime, and from time to time, at the option of Noteholder, at the rate of one share of common stock of Maker for each $2.50 principal hereof; provided, however, that in the event Maker obtains an effective date from the SEC for its proposed IPO, this Note shall mature 150 calendar days thereafter and Noteholder shall exercise its conversion right during such 150 calendar day period or Maker will pay all principal and accrued interest thereon upon the expiration of such 150 calendar days.

       Upon any conversion hereof, only principal shall be converted and any accrued interest shall be paid to Noteholder in cash, unless upon such conversion date both parties hereto agree in writing to also convert such accrued interest amount.

       Maker shall not be required to issue any fractional shares of its common stock incident to any conversion hereof, but rather any fractional amount shall be rounded off to the nearest whole common share.

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SERIES A 16% CONVERTIBLE SECURED NOTE


9. MANNER OF CONVERSION. In order to convert this Note into common stock of Maker, the Noteholder shall surrender this Note to Maker duly endorsed to Maker and give written notice to Maker that all or a specified part of this Note is being converted, such Notice to specify clearly the amount to be converted. As of the time of such written notice, the Noteholder shall be treated for all purposes as the record holder of common stock of Maker into which this Note or portion thereof is converted. Promptly thereafter,

       Maker shall issue and deliver to Noteholder a certificate representing the number of common shares of Maker into which this Note or portion thereof is being converted, and the amount converted shall be deemed to be satisfied and discharged, and the shares of common stock of Maker relating to such conversion shall be fully paid and non-assessable. In the event only a portion of this Note is converted, Maker shall issue and deliver to Noteholder a replacement Note like the one surrendered by Noteholder except that it shall be in the correct principal amount, which has not been converted.

       Common shares of Maker issued incident to such conversion shall constitute restricted securities" of Maker as defined under relevant securities laws, and accordingly certificates issued therefore shall bear a standard restrictive legend evidencing such restricted nature.

10. ANTI-DILUTION. If Maker shall change its outstanding common shares hereafter by stock dividend, stock split, sale without consideration, reorganization, recapitalization, merger or other business combination, then and in each such event a proportionate adjustment shall be made to the conversion rate of this Note so as to avoid any diminishment or enlargement of the conversion terms of this Note.

11. INVESTMENT REPRESENTATION/LACK OF REGISTRATION. By accepting this Note, the Noteholder represents that the principal amount of this Note and all shares of common stock of Maker issued incident to any conversion hereof have been acquired for Noteholder's own account for long-term investment and with no present intention to transfer, resell or otherwise dispose of such securities or any part thereof; and Noteholder further agrees that any common stock into which this Note is converted shall be legend to evidence its status as restricted securities as defined under relevant securities laws and regulations.

       Neither this Note nor the shares of common stock issuable upon conversion hereof have been registered under the Securities Act of 1933 or any state securities laws. Noteholder agrees hereby that prior to any transfer or other disposition of such common shares of Maker in the future, Noteholder will give written notice to Maker of such proposed transfer or disposition and Noteholder further will not make any such transfer or disposition unless, in the opinion of counsel of the Maker, either a proper registration has become effective or such registration is not required due to the existence of a lawful exemption there from.

12.    EVENT OF DEFAULT. The following shall be a default on this Note by Maker:

       i. Maker shall fail to make any payment of interest or principal to Noteholder when due under the terms hereof; or

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SERIES A 16% CONVERTIBLE SECURED NOTE


       ii. Maker shall fail materially to comply with the covenants of Maker contained herein and such default shall remain uncured for 30 days after written notice thereof from Noteholder to Maker.

       iii. Maker shall agree to immediately grant Noteholder bonus warrants in the event the effective date of the IPO does not occur as follows:

              a. April 1, 2004: ________ warrants exercisable at $1.00 per share for a period of 150 calendar days after the effective date of the IPO; and

              b. May 1, 2004: _________ warrants exercisable at $1.00 per share for a period of 150 calendar days after the effective date of the IPO.

       iv. In the event the effective date of the IPO does not occur as follows:

              a. April 1, 2004: The effective interest rate increases to eighteen percent (18%), commencing on April 1, 2004. Interest payments would then be due monthly, rather than quarterly.

              b. May 1, 2004: The effective interest rate increases to eighteen percent (18%), retroactive, from the commencement date of the note. Interest payments would then be due monthly, rather than quarterly.

13. REMEDY ON DEFAULT. In the event of any default hereunder, Noteholder shall have the option to declare the entire principal amount hereof plus any accrued interest hereon to be immediately due and payable without further notice, demand, presentment for payment, notice of intention to accelerate or acceleration. Maker hereby guarantees payment of this Note and waives demand for payment, presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration of maturity, and any other similar notices. Maker further agrees to pay all costs and expenses of collection incurred by Noteholder, including reasonable attorney's fees.

14. TRANSFER. This Note may not be sold, pledged or otherwise transferred to any person other than an "accredited investor" as that term is defined in Regulation D of the Securities Act of 1933. Any authorized transfer of this Note shall be made only by surrendering this Note duly endorsed to Maker for cancellation, together with the Noteholder's instructions to Maker that a replacement Note of like principal amount shall be issued to such qualified transferee.

15. GENERAL. Noteholder shall not have by any act, delay, omission or otherwise be deemed to have waived any of Noteholder's rights or remedies set forth herein, and no waiver of any kind shall be valid unless in writing and signed by Noteholder. This Note has been executed in the State of Minnesota and shall be construed and governed by the laws of Minnesota. No modification or amendment of this Note shall be effective unless made in writing and signed by both Maker and Noteholder. This Note shall be binding upon any successors or assigns of Maker, provided also that Maker shall not assign its obligations under this Note without the written consent of Noteholder.

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SERIES A 16% CONVERTIBLE SECURED NOTE


16. NOTICES. All demands and notices to be given hereunder shall be delivered or mailed to Maker at 5733 Industrial Parkway, New Hope, MN 55428 (or at such substituted address notified to Noteholder by Maker); and in the case of Noteholder to the address written below (or at such substituted address notified to Maker by Noteholder).

IN WITNESS WHEREOF, the Maker has caused this Note to be signed by its duly authorized officer as of the aforesaid date of issuance.



                                         VIPER MOTORCYCLE COMPANY


                                         By_____________________________________

                                             Its________________________________



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SERIES A 16% CONVERTIBLE SECURED NOTE


RESTRICTIVE LEGEND:

THIS NOTE HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR ANY STATE BLUE SKY LAWS, AND ACCORDINGLY THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH RELEVANT SECURITIES LAWS, OR SATISFYING THE CONDITIONS OF AN APPROPRIATE EXEMPTION FROM SUCH REGISTRATION TO THE REASONABLE SATISFACTION OF COUNSEL FOR MAKER.

AGREEMENT OF NOTEHOLDER:

Noteholder hereby confirms and agrees to any representations made in writing by Noteholder in this document.

                                       -----------------------------------------
                                                         Signature of Noteholder


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                                                        Joint Noteholder, if any


                                       -----------------------------------------
                                          Printed or Typed Name of Noteholder(s)


                                       -----------------------------------------
                                                           Address of Noteholder


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                                       City                State             ZIP



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